UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2014

SP Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34933	27-3347359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5224 West Plano Parkway Plano, Texas	75093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 931-5311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

The Merger. On May 5, 2014, SP Bancorp, Inc., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Green Bancorp, Inc., a Texas corporation (“Green”), and Searchlight Merger Sub, Inc., a Maryland corporation and a wholly-owned subsidiary of Green (“Merger Subsidiary”). The Merger Agreement provides that, subject to the terms and conditions thereof, Merger Subsidiary will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Green. The Board of Directors of the Company (the “Board”) unanimously approved the Merger Agreement on May 5, 2014.

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company, par value $0.01 per share (the “Common Stock), will cease to be outstanding and will be converted into the right to receive their pro rata share (based on the number of shares of Common Stock outstanding as of May 5, 2014, excluding unvested restricted shares) of the Aggregate Merger Consideration (as defined below), without interest, on the terms and subject to the conditions set forth in the Merger Agreement (such per share consideration, the “Per Share Merger Consideration”). The “Aggregate Merger Consideration” is $46.2 million in cash, subject to downward adjustment on a dollar for dollar basis to the extent that the Company’s consolidated tangible stockholders’ equity at the month-end prior to the closing of the Merger, or, if the Merger is expected to close in the first ten days of a month, as of the earlier preceding month-end (subject to adjustment for certain transaction-related expenses and other amounts, as adjusted the “Adjusted Tangible Book Value”) is less than $29.5 million.

Immediately following the Merger, SharePlus Bank, a Texas state chartered bank and wholly owned subsidiary of the Company (“Bank”), will merge with and into Green Bank, N.A., a national banking association and wholly owned subsidiary of Green, with Green Bank, N.A. surviving the merger (the “Bank Merger”).

Treatment of Options and Restricted Stock. At the effective time of the Merger, (i) each option to acquire shares of Common Stock (each, an “Option”) will become fully vested, conditioned on the consummation of the Merger and be canceled at the effective time of the Merger in exchange for the right to receive the product of (x) the excess (if any) of the Per Share Merger Consideration over the exercise price of such Option being canceled multiplied by (y) the number of shares of Common Stock subject to such Option and (ii) each unvested restricted share of Common Stock will become fully vested and entitled to receive the Per Share Merger Consideration.

Representations, Warranties and Covenants; No Solicitation. Each of the Company and Green has made customary representations, warranties and covenants in the Merger Agreement, including, in the case of the Company, covenants relating to its non-solicitation obligations regarding acquisition proposals and its obligation to call a meeting of its stockholders to approve the Merger Agreement and, subject to certain exceptions, recommend that its stockholders approve the Merger Agreement.

Conditions to Closing. Consummation of the Merger is subject to customary conditions, including (i) approval of the Merger Agreement by the stockholders of the Company; (ii) the receipt of certain required regulatory approvals; (iii) the absence of any injunction, legal restraint or law prohibiting or making illegal the consummation of the Merger or the Bank Merger; (iv) the accuracy of the representations and warranties of the parties and compliance by the parties with their respective covenants and obligations under the Merger Agreement (subject to customary materiality qualifiers); and (v) in the case of Green’s obligation to close the Merger, the Company having an Adjusted Tangible Book Value not less than $26.0 million and the Bank having core deposit liabilities of at least $237.0 million.

Termination; Termination Fee. The Merger Agreement contains certain termination rights, including the right, subject to certain exceptions, of either party to terminate the Merger Agreement if the Merger is not consummated on or prior to February 5, 2015, and the right of the Company to terminate the Merger Agreement, subject to certain conditions, to accept a business combination transaction deemed to be superior to the Merger by the Board. In certain circumstances specified in the Merger Agreement, the Company is required to pay a termination fee of $2.0 million to Green in the event of a termination of the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, Green or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, will not survive the closing of the Merger, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Green or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Voting Agreements

On May 5, 2014, concurrently with the execution of the Merger Agreement, Green entered into voting agreements (the “Voting Agreements”) with each of the directors and certain officers of the Company, solely in their capacity as stockholders of the Company, pursuant to which such directors and officers agreed to, among other things, vote their shares in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby and the approval of any proposal to adjourn or postpone a meeting, if there are not sufficient votes for the adoption and approval of the Merger Agreement at the special meeting, and against certain other actions, proposals, transactions or agreements that would be detrimental to the consummation of the Merger. Pursuant to the Voting Agreements, the directors and officers also agreed not to sell or otherwise dispose of any shares of Common Stock held by them, subject to limited exceptions.

The Voting Agreements will terminate automatically upon the earlier of (i) the termination of the Merger Agreement and (ii) the effective date of the Merger. The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Voting Agreements, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 5, 2014, among SP Bancorp, Inc., Green Bancorp, Inc. and Searchlight Merger Sub, Inc. (the disclosure schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

99.1*	Form of Voting Agreement, dated as of May 5, 2014, by and between Green Bancorp, Inc. and the stockholder party thereto

*	Filed herewith.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving the Company’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in the Company’s reports filed with the Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this Current Report on Form 8-K, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by the Company’s stockholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Green Bank, N.A. and the Bank businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Additional Information About the Proposed Merger and Where to Find It

In connection with the proposed merger, the Company will file with the SEC a Proxy Statement as well as other relevant documents concerning the proposed transaction. Stockholders of the Company are urged to read the Proxy Statement regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement, as well as other filings containing information about the Company may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company at www.proxydocs.com/SPBC. Copies of the Proxy Statement can also be obtained, free of charge, by directing a request to Investor Relations SP Bancorp, Inc. 5224 W. Plano Parkway Plano, TX 75093 (972) 931-5311 Email: ir@shareplus.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the Form 10-K/A as filed with the SEC on April, 30, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SP Bancorp, Inc.
(Registrant)

May 9, 2014	/s/ Jeff Weaver
(Date)	Jeff Weaver
President and Chief Executive Officer